UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2026

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Closing of Share Purchase Agreement

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2026 (the “Prior 8-K”), on January 12, 2026, Oramed Pharmaceuticals Inc. (the “Company”) entered into that certain Share Purchase Agreement (“Share Purchase Agreement”), by and among the Company, Lifeward Ltd. (“Lifeward”) and Oratech Pharma, Inc., the Company’s wholly-owned subsidiary (“Oratech”). Pursuant to the Share Purchase Agreement, Lifeward agreed to acquire all of the outstanding equity interests in Oratech from the Company in consideration for (A) Lifeward issuing to the Company a number of ordinary shares, no par value per share, of Lifeward (“Lifeward Ordinary Shares”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase the number of Lifeward Ordinary Shares equal to up to 49.99% of Lifeward’s fully diluted equity capitalization, (B) Lifeward issuing to the Company warrants (the “Share Purchase Warrants”) to purchase Lifeward Ordinary Shares, and (C) certain ongoing revenue-based payments (the “Revenue Sharing Payments”) equal to 4% of the Net Revenue (as defined in the Share Purchase Agreement) of Lifeward’s ReWalk Personal Exoskeleton products and related extended warranties until the earliest to occur of (i) the date that is 10 years after the Closing, (ii) the date on which the Company has received the Maximum Amount (as defined in the Share Purchase Agreement) of the Revenue Sharing Payments, or (iii) the first date on which Lifeward’s market capitalization equals or exceeds $200 million (collectively, the “Share Purchase Transaction”).

On March 25, 2026, Lifeward completed its acquisition of Oratech in accordance with the terms of the Share Purchase Agreement. At the closing of the Share Purchase Transaction, Lifeward issued to the Company an aggregate of (i) 1,250,363 Lifeward Ordinary Shares, (ii) 1,006,113 Pre-Funded Warrants at an exercise price equal to $0.0001 per share, and (iii) Share Purchase Warrants to purchase up to 1,296,296 Lifeward Ordinary Shares at an initial exercise price equal to $5.40 per share (subject to certain adjustments as set forth in the Share Purchase Warrants).

Closing of Notes Securities Purchase Agreement

As previously reported in the Prior 8-K, on January 12, 2026, the Company entered into a Securities Purchase Agreement (the “Notes Purchase Agreement”) with Lifeward and the other investors signatory thereto (the “Investors”), pursuant to which, the Company agreed to purchase from Lifeward in a private placement (the “Notes Private Placement”), senior secured convertible notes in an aggregate principal amount of $9,000,000 (the “Notes”) convertible into Lifeward Ordinary Shares (the “Note Shares”) and accompanying warrants (the “Purchase Agreement Warrants”) to purchase Lifeward Ordinary Shares.

The closing (the “Notes Closing”) of the Notes Private Placement took place on March 25, 2026. At the Notes Closing, Lifeward issued to the Company (i) $9,000,000.00 aggregate principal amount of the Notes with an initial conversion price equal to $5.40 per share (subject to certain adjustments as set forth in the Notes), and (ii) Purchase Agreement Warrants to purchase up to 1,666,666 Lifeward Ordinary Shares at an initial exercise price equal to $5.40 per share (subject to certain adjustments as set forth in the Purchase Agreement Warrants).

The foregoing descriptions of the Share Purchase Agreement, Notes Purchase Agreement, Pre-Funded Warrants, Share Purchase Warrants, Notes and Purchase Agreement Warrants are not complete and are qualified in their entirety by reference to the full text of such documents, the forms and copies, as applicable, of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3 and 4.4 respectively, to the Prior 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

March 31, 2026

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